Exhibit 10.2

MOTIVE, INC.

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) is between Motive, Inc., a Delaware corporation (the “Company”), and Alfred Mockett (the “Grantee”), an employee of the Company, regarding an award (this “Award”) of 200,000 Common Shares (as defined in the MOTIVE, INC. AMENDED AND RESTATED EQUITY INCENTIVE PLAN, as amended (the “Plan”), a copy of which is attached as Exhibit A hereto, such Common Shares comprising this Award are referred to herein as “Restricted Stock”) awarded to the Grantee on February 20, 2006 (the “Award Date”), subject to the following terms and conditions:

1. Relationship to Plan. This Award is not granted under or pursuant to the Plan. However, this Award shall nonetheless be subject to all of the terms, conditions and provisions of the Plan. Without limiting the generality of the preceding sentence, the number of Common Shares comprising this Award shall be subject to adjustment as provided in Article 11 of the Plan and, except as defined herein, capitalized terms used herein shall have the same meanings ascribed to them in the Plan.

2. Vesting Schedule. The Restricted Stock subject to this Award shall vest in 11 equal quarterly installments of 16,666 shares, and in a 12th quarterly installment of 16,674 shares, commencing on April 30, 2006 and continuing thereafter on each succeeding July 31st, October 31st, January 31st and April 30th. The Grantee must be in continuous employment with the Company from the Award Date through each applicable vesting date in order for the additional shares of Restricted Stock subject to this Award to become vested on each such vesting date. The Restricted Stock subject to this Award shall vest earlier under the following circumstances:

(a) Upon the termination of Grantee’s Employment by reason of death or Disability, all of the Restricted Stock subject to this Award shall (i) become immediately vested and (ii) even if otherwise applicable, not be subject to the provisions of Section 2(c) in any respect.

(b) Upon termination of Grantee’s Employment by the Company without “Cause” or by Grantee for “Good Reason” (as such terms are defined in the Employment Agreement between the Grantee and the Company dated of even date herewith, hereinafter called the “Employment Agreement”), the greater of (1) the number of shares of Restricted Stock that would have vested pursuant to this Section 2 in the twelve (12)-month period immediately following such termination and (2) the number of shares of Restricted Stock which is equal to the positive difference between 100,000 and the actual number of shares of Restricted Stock that have previously vested, shall become immediately vested.

(c) Upon the occurrence of a “Change in Control” (as such term is defined in the Employment Agreement), all of the Restricted Stock subject to this Agreement that has not yet vested pursuant to the operation of the first sentence of

Section 2 shall become immediately vested (such shares that vest pursuant to this Section 2(c), the “CIC Shares”); provided, however, that notwithstanding anything to the contrary in this Section 2(c), if Grantee terminates Grantee’s employment for other than “Good Reason” (as such term is defined in the Employment Agreement) or the Company terminates Grantee’s employment with “Cause” (as such term is defined in the Employment Agreement) within 180 days immediately following such Change in Control, then Grantee shall within seven (7) days of such termination:

(i) surrender to the Company any CIC Shares in Grantee’s possession or under Grantee’s control or any other securities in Grantee’s possession or under Grantee’s control constituting merger consideration for the CIC Shares resulting from such Change in Control (any such other securities received by Grantee constituting merger consideration for the CIC Shares resulting from such a Change in Control, the “Other CIC Securities”), and

(ii) to the extent that Grantee has sold, transferred or in any other way disposed of the CIC Shares or Other CIC Securities, pay to the Company in cash an amount equal to the aggregate Fair Market Value (as defined below) of all CIC Shares or Other CIC Securities sold, transferred or in any other way disposed of by Grantee plus any cash merger consideration paid in respect of any CIC Shares or Other CIC Securities in such Change in Control. For purposes of this Agreement, the “Fair Market Value” of any security, including any CIC Shares or Other CIC Securities, shall be the closing price of such security on the day of sale, transfer or other disposition (or the next trading day if the sale, transfer or other disposition occurs on a non-trading day), or if such security is not traded, the fair market value of the security as determined in good faith by the Board (the “Board Determination”); provided, however, that if Grantee objects in writing to such determination within ten (10) days of notice to Grantee of the Board Determination then the fair market value of the security shall be determined by an independent third party appraiser (the “Independent Determination”) jointly selected by the Board and Grantee and the fees of such appraiser shall be paid by (i) Grantee if the Independent Determination is more than 10% lower than the Board Determination, (ii) the Company if the Independent Determination is more than 10% higher than the Board Determination, and (iii) Grantee and the Company on a 50/50 basis if the Independent Determination is greater or less than the Board Determination by 10% or less.

3. Forfeiture of Award. Except as provided in any other written agreement between the Grantee and the Company, if the Grantee’s Employment terminates other than as a result of one of the reasons set forth in Section 2 above, all unvested Restricted Stock as of the termination date shall be forfeited.

4. Escrow of Shares. During the period of time between the Award Date and the earlier of the date on which all of the Restricted Stock vests or the date on which any shares of Restricted Stock are forfeited (the “Restriction Period”), the Restricted Stock shall be registered in the name of the Grantee and held in escrow by the Company, and the Grantee agrees, upon the Company’s written request, to provide a stock power endorsed by the Grantee in blank. If any certificate is issued during the Restriction Period, it shall bear a legend as provided by the Company, conspicuously referring to the terms, conditions and restrictions set forth in this Agreement. Upon termination of the Restriction Period, a certificate representing all then vested shares of Restricted Stock shall be delivered, upon written request, to the Grantee as promptly as is reasonably practicable following such termination.

5. Code Section 83(b) Election. The Grantee shall be permitted to make an election under Code Section 83(b), to include an amount in income in respect of this Award of Restricted Stock in accordance with the requirements of Code Section 83(b).

6. Dividends and Voting Rights. The Grantee is entitled to receive all dividends and other distributions made with respect to Restricted Stock registered in his name and is entitled to vote or execute proxies with respect to such registered Restricted Stock, unless and until the Restricted Stock is forfeited.

7. Delivery of Shares. The Company shall not be obligated to deliver any Common Shares if counsel to the Company determines that such sale or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Shares are listed or quoted. The Company shall in no event be obligated to take any affirmative action in order to cause the delivery of Common Shares to comply with any such law, rule, regulation or agreement.

8. Notices. Unless the Company notifies the Grantee in writing of a different procedure or address, any notice or other communication to the Company with respect to this Award shall be in writing and shall be sent by registered or certified United States mail, postage prepaid, or by hand delivery to Motive, Inc., 12515 Research Blvd., Building 5, Austin, Texas 78759, Attn: Chief Financial Officer. Any notices provided for in this Agreement shall be given in writing and shall be deemed effectively delivered or given upon receipt or, in the case of notices delivered by the Company to the Grantee, five days after deposit in the United States mail, postage prepaid, addressed to the Grantee at the address specified at the end of this Agreement or at such other address as the Grantee hereafter designates by written notice to the Company.

9. Assignment of Award. Except as otherwise permitted by the Committee, the Grantee’s rights under this Agreement are personal; no assignment or transfer of the Grantee’s rights under and interest in this Award may be made by the Grantee other than by will or by the laws of descent and distribution or by a qualified domestic relations order, and this Award is payable during his lifetime only to the Grantee, or in the case of a grantee who is mentally incapacitated, this Award shall be payable to his guardian or legal representative.

10. Payment of Par Value. The Company’s obligation to deliver the shares of Restricted Stock to Grantee upon the vesting of such shares shall be subject to the payment in full of the requisite par value per share of the shares of Restricted Stock prior to such issuance (collectively, the “Par Value”). If the Company has not received from Grantee cash, a check or other available funds for the full amount of the Par Value by 5:00 P.M., Austin, Texas time, within thirty (30) days after the Award Date, or Grantee has not made by that date such other provision for the payment of the Par Value in form satisfactory to the Committee or Board in its sole discretion, the Company shall pay the Par Value of the shares of Restricted Stock on behalf of Grantee and will report the amount of such payment as income to Grantee for the taxable period of Grantee during which the shares of Restricted Stock are granted. Grantee acknowledges and agrees that he shall be responsible for the payment of any and all federal, state and local taxes on such income if the Company pays the Par Value on behalf of Grantee.

11. Withholding. The Company’s obligation to deliver shares of Restricted Stock to the Grantee upon the vesting of such shares shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements (the “Required Withholding”). The Company shall withhold from the Restricted Stock that would otherwise have been delivered to the Grantee the number of shares necessary to satisfy the Grantee’s Required Withholding, and deliver the remaining shares of Restricted Stock to the Grantee, unless the Grantee has made arrangements with the Company for the Grantee to deliver to the Company cash, a check or other available funds for the full amount of the Required Withholding by 5:00 p.m., Austin, Texas time, on the date the shares of Restricted Stock become vested. The amount of the Required Withholding and the number of shares of Restricted Stock to be withheld by the Company, if applicable, to satisfy the Grantee’s Required Withholding shall be based on the Fair Market Value of the shares of vested Restricted Stock on the date immediately prior to the applicable date of vesting.

12. Stock Certificates. Certificates representing Common Shares issued pursuant to this Award will bear all legends required by law, including applicable federal securities laws, and/or necessary or advisable to effectuate the provisions of this Agreement and the policies of the Company. The Company may place a “stop transfer” order against Common Shares issued pursuant to this Award until all restrictions and conditions set forth in the Plan or this Agreement and in the legends referred to in this Section 12 have been complied with.

13. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Grantee, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Grantee may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted in Section 9 of this Agreement.

14. No Employment Guaranteed. No provision of this Agreement shall confer any right upon the Grantee to continued employment with the Company or any Subsidiary.

15. Code Section 409A Compliance. If any provision of this Agreement would result in the imposition of an excise tax under Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”), that provision will be reformed to avoid imposition of the excise tax and no action taken to comply with Section 409A shall be deemed to impair a benefit under this Agreement.

16. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Texas.

17. Amendment. Except as set forth herein or in the Plan, this Agreement cannot be modified, altered or amended except by an agreement, in writing, signed by both the Company and the Grantee.

MOTIVE, INC.

By:	/s/ April Downing
April Downing Vice President and Acting Chief Financial Officer

The Grantee hereby accepts the foregoing Restricted Stock Agreement, subject to the terms and provisions of the Plan and administrative interpretations thereof referred to above.

GRANTEE:

Date: February 20, 2006	/s/ Alfred Mockett
Alfred Mockett

Grantee’s Address:

11921 Freedom Drive
Suite 550
Reston, VA 20190

EXHIBIT A

The Plan

MOTIVE, INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

TABLE OF CONTENTS

Page

ARTICLE 1.	INTRODUCTION	1

ARTICLE 2.	ADMINISTRATION	1
2.1	Committee Composition	1
2.2	Committee Responsibilities	1
2.3	Committee for Non-Officer Grants	1

ARTICLE 3.	COMMON SHARES RESERVED FOR ISSUANCE	2
3.1	Basic Limitation	2
3.2	Annual Increase in Shares	2
3.3	Additional Shares	2
3.4	Dividend Equivalents	2
3.5	Limitation on Common Shares Underlying Awards	2

ARTICLE 4.	ELIGIBILITY	2
4.1	Incentive Stock Options	2
4.2	Other Grants	2

ARTICLE 5.	OPTIONS	2
5.1	Stock Option Agreement	2
5.2	Number of Shares	2
5.3	Exercise Price	3
5.4	Exercisability and Term	3
5.5	Buyout Provisions	3

ARTICLE 6.	PAYMENT FOR OPTION SHARES	3
6.1	General Rule	3

ARTICLE 7.	AUTOMATIC OPTION GRANTS TO OUTSIDE DIRECTORS	3
7.1	Initial Grants	3
7.2	Annual Grants	4

ARTICLE 8.	STOCK APPRECIATION RIGHTS	4
8.1	SAR Agreement	4
8.2	Number of Shares	4
8.3	Exercise Price	4
8.4	Exercisability and Term	4
8.5	Exercise of SARs	4
8.6	Payment for SARs	4

ARTICLE 9.	RESTRICTED SHARES	5
9.1	Restricted Share Agreement	5
9.2	Payment for Awards	5

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9.3	Vesting Conditions and Term	5
9.4	Voting and Dividend Rights	5

ARTICLE 10.	STOCK UNITS	5
10.1	Stock Unit Agreement	5
10.2	Payment for Awards	5
10.3	Vesting and Exercisability	5
10.4	Voting and Dividend Rights	5
10.5	Form and Time of Settlement of Stock Units	6
10.6	Creditors’ Rights	6

ARTICLE 11.	ADJUSTMENTS, DISSOLUTION OR LIQUIDATION	6
11.1	Adjustments	6
11.2	Dissolution or Liquidation	6

ARTICLE 12.	EFFECT OF CHANGE IN CONTROL	6

ARTICLE 13.	DEFERRAL OF AWARDS	7

ARTICLE 14.	AWARDS UNDER OTHER PLANS	7

ARTICLE 15.	PAYMENT OF DIRECTOR’S FEES IN SECURITIES	7
15.1	Effective Date	7
15.2	Elections to Receive NSOs, Restricted Shares or Stock Units	7
15.3	Number and Terms of NSOs, Restricted Shares or Stock Units	7

ARTICLE 16.	LIMITATION ON RIGHTS	7
16.1	Retention Rights	7
16.2	Stockholders’ Rights	7
16.3	Regulatory Requirements	8

ARTICLE 17.	WITHHOLDING TAXES	8
17.1	General	8
17.2	Share Withholding	8

ARTICLE 18.	FUTURE OF THE PLAN	8
18.1	Term of the Plan	8
18.2	Amendment or Termination	8

ARTICLE 19.	TRANSFERABILITY OF AWARDS	9

ARTICLE 20.	DEFINITIONS	9
20.1	“Affiliate”	9
20.2	“Award”	9
20.3	“Award Agreement”	9
20.4	“Board”	9
20.5	“Change in Control”	9
20.6	“Code”	10

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20.7	“Committee”	10
20.8	“Common Share”	10
20.9	“Company”	10
20.10	“Consultant”	10
20.11	“Disability”	10
20.12	“Effective Date”	10
20.13	“Employee”	10
20.14	“Exchange Act”	10
20.15	“Exercise Price”	10
20.16	“Fair Market Value”	10
20.17	“ISO”	10
20.18	“NSO”	10
20.19	“Option”	10
20.20	“Optionee”	10
20.21	“Outside Director”	10
20.22	“Parent”	10
20.23	“Participant”	10
20.24	“Permissible Assignee”	11
20.25	“Plan”	11
20.26	“Predecessor Plan”	11
20.27	“Restricted Share”	11
20.28	“Restricted Share Agreement”	11
20.29	“SEC”	11
20.30	“Stock Appreciation Right” or “SAR”	11
20.31	“SAR Agreement”	11
20.32	“Stock Option Agreement”	11
20.33	“Stock Unit”	11
20.34	“Stock Unit Agreement”	11
20.35	“Subsidiary”	11

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MOTIVE, INC.

EQUITY INCENTIVE PLAN

ARTICLE 1. INTRODUCTION.

The Plan was adopted by the Board on November 21, 2003, and will become effective on the effective date of the Company’s registration statement on the Form S-1 relating to the initial public offering of its Common Shares (the “Effective Date”). The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or Stock Appreciation Rights.

The Plan shall be governed by, and construed in accordance with, the internal substantive laws (but not the choice of law rules) of the State of Delaware.

ARTICLE 2. ADMINISTRATION.

2.1 Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition:

(a) To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the Plan shall be administered by a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3; and

(b) To the extent desirable to qualify Awards granted hereunder as “performance based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

2.2 Committee Responsibilities. The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan, (d) prescribe, amend and rescind rules and regulations relating the plan, (e) modify or amend each Award (subject to the limitation in Section 18.2 of the Plan), and (f) make all other decisions relating to the operation of the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

2.3 Committee for Non-Officer Grants. The Board may also appoint a secondary Committee of the Board, which shall be composed of one or more directors of the Company who need not satisfy the requirements of Section 2.1(a) or 2.1(b). Such secondary Committee may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary Committee.

ARTICLE 3. COMMON SHARES RESERVED FOR ISSUANCE.

3.1 Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares underlying Awards that are reserved for issuance under the Plan shall not exceed (a) 1,250,000 Common Shares plus (b) the number of Common Shares that remain available for issuance on the Effective Date under the Predecessor Plan plus (c) the additional Common Shares described in Sections 3.2 and 3.3.

3.2 Annual Increase in Shares. As of January 1 of each year, commencing with the year 2005, the aggregate number of Common Shares underlying Awards reserved for issuance under the Plan shall automatically increase by a number equal to the lesser of (a) 4% of the total number of Common Shares then outstanding, (b) 1,250,000 Common Shares, or (c) a lesser number of Common Shares as determined by the Board.

3.3 Additional Shares. If Restricted Shares are forfeited, then such Common Shares shall again become available for Awards under the Plan. If Stock Units, Options, or SARs are forfeited or terminate for any reason before being exercised, then the corresponding number of Common Shares underlying such Awards shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan.

3.4 Dividend Equivalents. Dividend equivalents paid or credited under the Plan in the form of cash shall not be applied against the number of Common Shares reserved for issuance under the Plan. Dividend equivalents paid or credited in the form of Stock Units shall count against the number of Common Shares reserved for issuance under the Plan.

3.5 Limitation on Common Shares Underlying Awards. The maximum number of Common Shares underlying all Awards granted to any Participant during any single calendar year shall be 1,250,000 Common Shares.

ARTICLE 4. ELIGIBILITY.

4.1 Incentive Stock Options. Only Employees shall be eligible for the grant of ISOs; provided, however, that an ISO shall not be granted on or after the 10th anniversary of the date the Board adopts this Plan. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(5) of the Code are satisfied.

4.2 Other Grants. Employees, Outside Directors and Consultants shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs.

ARTICLE 5. OPTIONS.

5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by an applicable Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and the terms of the Stock Option Agreement (which may not be inconsistent with the terms of the Plan). The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

5.2 Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option.

5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. Notwithstanding the above, the Exercise Price under: (i) an ISO or (ii) an NSO that is intended to qualify as “performance based compensation” under Section 162(m) of the Code, shall in no event be less than 100% of the Fair Market Value of the Common Share on the date of grant.

5.4 Exercisability and Term. Each Stock Option Agreement shall specify:

(a) the date or event when all or any installment of the Option is to become exercisable;

(b) the term during which the Option is exercisable; provided, however, that the term of an ISO shall in no event exceed 10 years from the date of grant; and

(c) the term after the Optionee’s termination of employment with the Company, Subsidiary, Parent or Affiliate, during which the Optionee or Permissible Assignee (if applicable) may exercise the vested portion of the Option.

5.5 Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee or Permissible Assignee (if applicable) to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

ARTICLE 6. PAYMENT FOR OPTION SHARES.

6.1 General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in the form specified in the Stock Option Agreement. Such form of payment may include any combination of the foregoing:

(a) cash or cash equivalent;

(b) the surrender or attesting to the ownership of (and authorizing the Company to cancel), other Common Shares owned by the Optionee (or Permissible Assignee, if applicable) that (i) have been owned by the Optionee (or Permissible Assignee, if applicable) for more than six months from the date of such surrender or attestation, and (ii) have a Fair Market Value on the date of such surrender or attestation equal to the Exercise Price;

(c) consideration received by the Company under a “cashless exercise” program that is determined by the Committee to comply with the requirements of applicable law, including the requirements of the Sarbanes-Oxley Act of 2002; or

(d) such other consideration and method of payment for the issuance of Common Shares to the extent permitted under applicable laws.

ARTICLE 7. AUTOMATIC OPTION GRANTS TO OUTSIDE DIRECTORS.

7.1 Initial Grants. Each individual who first becomes an Outside Director after the Effective Date shall at that time receive a one-time grant of that number of Restricted Shares equal to the quotient obtained by dividing 120,000 by the closing price of the Common Shares reported in The Wall Street Journal with respect to the date such Outside Director first joins the Board as an Outside Director (or the first trading date immediately preceding such date if such date is not a trading day). Restricted Shares granted under this Section 7.1 shall be granted on the date when such Outside Director first joins the Board as an Outside Director. Restricted Shares granted under this Section 7.1 will vest in full upon the earlier of the six-month anniversary of the date of grant, a Change in Control of the Company, or the death or Disability of the Outside Director.

7.2 Annual Grants. Upon the conclusion of each regular annual meeting of the Company’s stockholders held in the year 2006 and thereafter, each Outside Director who is an Outside Director on the date of such annual meeting, shall receive that number of Restricted Shares equal to the quotient obtained by dividing 120,000 by the closing price of the Common Shares reported in The Wall Street Journal with respect to the date of such annual meeting of stockholders (or the first trading date immediately preceding such date if such date is not a trading day). Notwithstanding the above, Restricted Shares shall not be granted to an Outside Director under this Section 7.2 if in the same calendar year the Outside Director received Restricted Shares under Section 7.1. Restricted Shares granted under this Section 7.2 will vest in full upon the earlier of the six-month anniversary of the date of grant, a Change in Control of the Company, or the death or Disability of the Outside Director.

ARTICLE 8. STOCK APPRECIATION RIGHTS.

8.1 SAR Agreement. Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and the terms of the SAR Agreement (which may not be inconsistent with the terms of the Plan). The provisions of the various SAR Agreements entered into under the Plan need not be identical.

8.2 Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains.

8.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price; provided, however, that if an SAR is intended to qualify as “performance based compensation” under Section 162(m) of the Code, such SAR shall have an Exercise Price equal to the Fair Market Value of the Common Shares underlying the SAR on the date of grant.

8.4 Exercisability and Term. SARs may be awarded alone or in tandem with Options. If SARs are granted in tandem with Options, the SARs shall not be exercisable unless the related Options are forfeited and cancelled. Each SAR Agreement shall specify:

(a) the date when all or any installment of the SAR is to become exercisable;

(b) the term during which an SAR is exercisable; and

(c) the term after the Optionee’s termination of employment with the Company, Subsidiary, Parent or Affiliate, during which the Optionee (or Permissible Assignee, if applicable) may exercise the vested portion of his or her SAR.

8.5 Exercise of SARs. Upon exercise of an SAR, the Optionee (or Permissible Assignee, if applicable) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of an SAR shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of exercise) of the Common Shares subject to the SAR exceed the Exercise Price. If, on the date when an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

8.6 Payment for SARs. The entire Exercise Price of an SAR shall be payable in the form specified in the SAR Agreement. Such form of payment may include any combination of the following:

(a) cash or cash equivalent;

(b) the surrender or attesting to the ownership of (and authorizing the Company to cancel), other Common Shares owned by the Optionee (or Permissible Assignee, if applicable) that (i) have been owned by the Optionee (or Permissible Assignee, if applicable) for more than six months from the date of such surrender or attestation, and (ii) have a Fair Market Value on the date of such surrender or attestation equal to the Exercise Price; or

(c) such other consideration and method of payment for the issuance of Common Shares to the extent permitted under applicable laws.

ARTICLE 9. RESTRICTED SHARES.

9.1 Restricted Share Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by an applicable Restricted Share Agreement between the Participant and the Company. Such Restricted Shares shall be subject to all terms of the Plan and the Restricted Share Agreement (which shall not be inconsistent with the terms of the Plan). The provisions of the various Restricted Share Agreements entered into under the Plan need not be identical.

9.2 Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, which consideration shall be specified in the Restricted Share Agreement; provided however, that in all cases, at least the par value of the Restricted Shares awarded or sold shall be paid in cash or a cash equivalent.

9.3 Vesting Conditions and Term. As specified in the applicable Restricted Share Agreement, each Award of Restricted Shares may or may not be subject to vesting. If the Restricted Shares are subject to vesting, vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Agreement.

9.4 Voting and Dividend Rights. Except as otherwise provided in the Restricted Share Agreement, the holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Share Agreement may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

ARTICLE 10. STOCK UNITS.

10.1 Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and the applicable Stock Unit Agreement (which shall not be inconsistent with the terms of the Plan). The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.

10.2 Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipient.

10.3 Vesting and Exercisability. Each Award of Stock Units may be subject to vesting as provided in the Stock Unit Agreement. Each Stock Unit Agreement shall also specify the term of such Stock Unit grant, and the period that the Participant (or Permissible Assignee, if applicable) may settle the vested portion of the Stock Unit following the termination of the Participant’s employment with the Company, a Parent, Subsidiary or Affiliate.

10.4 Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while each Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

10.5 Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents.

10.6 Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE 11. ADJUSTMENTS, DISSOLUTION OR LIQUIDATION

11.1 Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Shares, other securities, or other property), recapitalization, stock-split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Shares such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it deems equitable, adjust the number and class of Common Shares which are reserved for issuance under the Plan, the number, class, and price of Common Shares covered by each outstanding Award, and the numerical share limits in Sections 3.1, 3.2, 5.2, 7.1, 7.2 and 8.2.

11.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each recipient of an Award as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

ARTICLE 12. EFFECT OF CHANGE IN CONTROL. In the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Award shall be fully vested and the recipient of such Award shall have the right to exercise the Award as to all of the Common Shares underlying the Award, including that portion of the Award which would not otherwise be vested or exercisable. If an Award becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Committee shall notify the recipient of an Award in writing or electronically that the Award shall be fully vested and exercisable (subject to the consummation of the Change of Control) for a period of 15 days from the date of such notice, and the Award shall terminate upon the expiration of such period. For purposes of this Section, an Award shall be considered assumed if, following the Change in Control, the assumed Award confers the right to purchase or receive, for each Common Share underlying such assumed Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Shares for each Common Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Award, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Shares the Change in Control.

ARTICLE 13. DEFERRAL OF AWARDS. The Committee (in its sole discretion) may permit or require a Participant to:

(a) Have cash that otherwise would be paid to such Participant as a result of the exercise of an SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(b) Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(c) Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Common Shares as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Article 13 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Article 13.

ARTICLE 14. AWARDS UNDER OTHER PLANS.

The Company may grant equity awards under other plans, agreements, or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 15. PAYMENT OF DIRECTOR’S FEES IN SECURITIES.

15.1 Effective Date. No provision of this Article 15 shall be effective unless and until the Board has determined to implement such provision.

15.2 Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Article 15 shall be made at the beginning of a calendar year on a date and in a manner to be determined by the Board. Such an election shall be irrevocable with respect to the calendar year for which the election is made.

15.3 Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

ARTICLE 16. LIMITATION ON RIGHTS.

16.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and any applicable written employment agreement.

16.2 Stockholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

16.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 17. WITHHOLDING TAXES.

17.1 General. To the extent required by applicable Federal, state, local or foreign law, a Participant, Permissible Assignee (if applicable), or successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

17.2 Share Withholding. To the extent that applicable law subjects a Participant, Permissible Assignee (if applicable), or successor to tax withholding obligations, the Committee may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired; provided, however, that such withholding shall be allowed only to the extent that it does not trigger adverse financial accounting consequences to the Company. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered.

ARTICLE 18. FUTURE OF THE PLAN.

18.1 Term of the Plan. The Plan, as set forth herein, shall become effective on the Effective Date and shall remain in existence until the 10th anniversary of the Effective Date, unless sooner terminated by the Board as provided in Section 18.2 below.

18.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not adversely affect any Award previously granted under the Plan without the consent of the Participant.

ARTICLE 19. TRANSFERABILITY OF AWARDS. Unless explicitly provided for in the applicable Award Agreement, an Award may not be sold, pledged, assigned, transferred or disposed of in any manner other than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Notwithstanding the preceding sentence, the Committee, in its sole and absolute discretion may provide for the transferability of an Award in the specific Award Agreement, but only to the extent that the transferee of such an Award is a Permissible Transferee.

ARTICLE 20. DEFINITIONS.

20.1 “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of the voting securities of such entity.

20.2 “Award” means any award of an Option, an SAR, a Restricted Share or a Stock Unit under the Plan.

20.3 “Award Agreement” means individually or collectively, a Stock Option Agreement, a Restricted Share Agreement, a Stock Appreciation Right Agreement, or a Stock Unit Agreement.

20.4 “Board” means the Company’s Board of Directors, as constituted from time to time.

20.5 “Change in Control” shall mean:

(a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization beneficially own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

(b) The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c) A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

(d) Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Paragraph (d), the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Shares of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

20.6 “Code” means the Internal Revenue Code of 1986, as amended.

20.7 “Committee” means a committee of the Board, as described in Article 2.

20.8 “Common Share” means one share of the common stock of the Company, par value $.001 per share.

20.9 “Company” means Motive, Inc., a Delaware corporation.

20.10 “Consultant” means a natural person who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

20.11 “Disability” shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

20.12 “Effective Date” has the meaning set forth in Article I of the Plan.

20.13 “Employee” means a common law employee of the Company, a Parent, a Subsidiary or an Affiliate.

20.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

20.15 “Exercise Price” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

20.16 “Fair Market Value” means the market price of Common Shares, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal or as reported directly to the Company by The NASDAQ Stock Market, or a stock exchange. Such determination shall be conclusive and binding on all persons.

20.17 “ISO” means an incentive stock option described in Section 422(b) of the Code.

20.18 “NSO” means a stock option not described in Sections 422 of the Code.

20.19 “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares pursuant to Articles 5 and 7 of the Plan.

20.20 “Optionee” means a person or estate who holds an Option or SAR.

20.21 “Outside Director” shall mean a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

20.22 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

20.23 “Participant” means an Employee, Consultant, or Outside Director, who holds an Award under the terms of the Plan.

20.24 “Permissible Assignee” means an individual or entity designated in the applicable Award Agreement, to which the Participant has properly assigned an Award. For purposes of this Plan and applicable Award Agreements, a Permissible Assignee must be an individual or entity as to which the underlying Common Shares shall be eligible for registration under the Securities Act of 1933 on a form S-8 registration statement promulgated by the SEC.

20.25 “Plan” means this Motive, Inc. Equity Incentive Plan, as amended from time to time.

20.26 “Predecessor Plan” means the Company’s 1997 Stock Option/Stock Issuance Plan.

20.27 “Restricted Share” means a Common Share awarded under the Plan pursuant to Article 7 or Article 9 of the Plan.

20.28 “Restricted Share Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

20.29 “SEC” means the U.S. Securities and Exchange Commission.

20.30 “Stock Appreciation Right” or “SAR” means a stock appreciation right granted under the Plan pursuant to Article 8 of the Plan.

20.31 “SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

20.32 “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

20.33 “Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan pursuant to Article 10 of the Plan.

20.34 “Stock Unit Agreement” means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.

20.35 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.